Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

•
Positive 3 Year Phase 1/2a Clinical Data of RG6501 (OpRegen®) Featured at Retinal Therapeutics Innovation Summit 2026
•
Launched New Corneal Endothelial Disease Cell Therapy Program
•
Met First Milestone with AlloSCOPE™ 5D Manufacturing Initiative
•
Treated Second Chronic SCI Patient in OPC1 DOSED Device Safety Study
•
Established Scientific Advisory Board With Cell Therapy Executive Joachim Fruebis, PhD as its Founding Member
•
Appointed Priyantha Herath, MD, PhD as Senior Vice President & Head of Clinical

CARLSBAD, CA – May 12, 2026 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing “off the shelf” allogeneic cell therapies for serious medical conditions, today reported its first quarter 2026 financial and operating results. The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and to provide a business update.

“This quarter, we continued to build on our developmental and clinical accomplishments. Most notably, we applied our proprietary cell manufacturing technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), to launch COR1, our new, wholly-owned corneal endothelial cell therapy program. COR1 is a preclinical asset which we believe benefits from our existing ophthalmology and manufacturing expertise and represents a natural next application of our platform. We also achieved our first milestone with our AlloSCOPE 5D manufacturing initiative, aimed at addressing the challenges of large scale production of undifferentiated pluripotent stem cells. If successful at a larger scale, the overall goal is to leverage this initiative, together with a differentiation protocol, to address the insufficient supply of islet cells needed to support a potential treatment of Type 1 Diabetes,” stated Brian M. Culley, Lineage CEO.

“In parallel, we advanced our DOSED study, successfully administering OPC1 to a second chronic SCI participant using a novel delivery system. We also established a new Scientific Advisory Board with recognized and established cell therapy executive Joachim Fruebis, PhD as its founding member. Dr. Fruebis’ extensive experience across ophthalmology, neurology, diabetes, and other key therapeutic areas will help drive the evolution of our cell therapy platform and help to translate our innovations into clinical and commercial success. We look forward to additional updates on further appointments to our SAB throughout the year.”

“This will be an exciting year for Lineage. Our current cell therapy pipeline features seven separate cell types, two of which are in the clinic, and each of which is in development for a discrete indication addressing a significant unmet need. We remain focused on advancing our innovative pipeline through disciplined internal spending and support from external partners, in line with our long-term strategy of creating a leading portfolio of cell-based transplant programs, all based on our core technology and our AlloSCOPE manufacturing platform,” concluded Mr. Culley.

Select Business Highlights

-
RG6501 (OpRegen Cell Therapy)
o
Positive RG6501 (OpRegen cell therapy) Phase 1/2a clinical study 3 year results encore featured at Foundation Fighting Blindness’ Retinal Therapeutics Innovation Summit 2026, suggest evidence of sustained gains in best corrected visual acuity (BCVA) and partial structural restoration of the retina, including re-appearance of an RPE layer and features associated with recovery of photoreceptors.
o
Positive long-term clinical outcomes reported following a single administration of OpRegen cell therapy.
▪
Clinical data reported at 12-, 24-, and 36-months for Cohort 4 (less advanced disease) of the Phase 1/2a study (12 patients) has continued to demonstrate a consistent and durable treatment effect, with OpRegen-treated eyes exhibiting mean BCVA scores above baseline at each of these timepoints in these patients.
▪
Notably, five patients who received extensive coverage of OpRegen cell therapy across their geographic atrophy (GA) lesion are demonstrating long-term outcomes consistent with meaningful disease stabilization and even improvement through 36 months.
o
Ongoing execution of Lineage’s contributions to its collaboration with Roche and Genentech. The ongoing Phase 2a GAlette Study is currently enrolling at 17 clinical sites in the U.S. and Israel.
▪
In addition to testing other surgical parameters, Genentech currently plans to evaluate proprietary surgical delivery devices in the Phase 2a GAlette study that have potential advantages over available off-the-shelf devices.
o
Ongoing efforts to further support development of OpRegen cell therapy under a separate services agreement with Genentech, signed May 2024, including: (i) activities to support the ongoing Phase 1/2a study long term follow-up and the currently enrolling Phase 2a GAlette study; and (ii) additional technical training and materials related to our cell therapy technology platform to support commercial manufacturing strategies.

-
OPC1 Program (Spinal Cord Injury)
o
Second chronic SCI participant treated in the Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device (DOSED) study.
▪
Second treated participant was a neurologically complete SCI injury (American Spinal Injury Association Impairment Scale [AIS] grade A), with single neurological levels of injury (NLI) at level T4 to T5, and the novel delivery system successfully administered a one-time injection of OPC1.
o
Opened second clinical site in the DOSED study, Rancho Research Institute, in conjunction with Rancho Los Amigos National Rehabilitation Center.

-
COR1 Program (Corneal Endothelial Disease)
o
Launched COR1, our corneal endothelial cell therapy (CEnC) program, a wholly-owned preclinical asset which we believe benefits from our existing ophthalmology and manufacturing expertise and represents a natural next application of our technology platform.
o
Applicable indications for COR1 are expected to include Fuchs Endothelial Corneal Dystrophy (FECD) and Bullous Keratopathy.
o
Utilizing Lineage’s proprietary cell manufacturing and expansion platform, AlloSCOPE™, the Company is manufacturing “off the shelf” corneal endothelial cells with identity, morphological, and functional characteristics which meet initial internal criteria and support further development.
o
Lineage plans to advance this new product candidate into translational models to support potential clinical testing.

-
ILT1 Manufacturing Initiative
o
Successfully met our first milestone for our ILT1 manufacturing initiative, demonstrating a highly scalable and fully suspension-based process for generating undifferentiated pluripotent cells using one of our proprietary cell lines.
•
Initial work accomplished at 0.5 liter scale and supports further development into a larger multi-liter format.
o
If successful at larger scale, Lineage may seek to demonstrate AlloSCOPE 5D scalability with one or more internal or partner-sourced hypo-immune or non hypo-immune cell lines, suitable to support potential islet cell differentiation and preclinical testing.
o
This initiative inverts traditional cell therapy product development by focusing on the challenge of large-scale production of a potential cell-based product candidate prior to conducting preclinical and clinical testing.
o
The goal of ILT1 is to establish a production modality that can support an expansion through differentiation process, entirely in a dynamic culturing system, which if successful, could potentially solve a major hurdle to production and commercialization of an islet cell therapy product candidate for the potential treatment of Type 1 Diabetes.

-
ReSonance (ANP1) Program (Hearing Loss)
o
First internally-developed program, an auditory neuron cell transplant to treat hearing loss built on our AlloSCOPE platform.
o
Research collaboration established in 2025 with William Demant Invest A/S (WDI) to jointly advance preclinical development of ReSonance over a term of three years.
•
WDI collaboration represents an important demonstration of the speed, efficiency, and value creation of the AlloSCOPE platform.
•
Up to $12 million of development costs was agreed to be contributed by WDI in 2025, which was intended to cover activities including, cell manufacturing, proof-of-concept studies, translational/functional models, delivery development, outcome measures, regulatory strategy, and market analysis.
o
Successfully completed 3 engineering manufacturing runs, with preparations underway for internal technology transfer to current Good Manufacturing (cGMP) team.
o
Established novel model of deafening to support ReSonance functional preclinical testing under the collaboration.

-
Scientific Advisory Board (SAB)
o
Established SAB to provide strategic counsel and insights into the development of Lineage’s novel cell transplant pipeline.
o
Founding member Joachim Fruebis, Ph.D. is an accomplished scientist and leader with an extensive career driving R&D innovation in biotechnology and pharma. His in-depth expertise spans small molecules, biologics, and advanced therapies across multiple therapeutic areas including ophthalmology, neurology, diabetes and obesity, cardiovascular, metabolic, and rare diseases. Dr. Fruebis’ experience includes pioneering cell therapy strategies and integrating cutting-edge technologies and approaches to accelerate drug discovery timelines, including at Novo Nordisk, BlueRock Therapeutics, Bioverativ and Bayer.
o
Additional SAB members are expected to be added throughout the remainder of the year.

-
Appointment of Priyantha Herath, M.D., Ph.D. as Senior Vice President & Head of Clinical
o
Priyantha is a Board-certified specialist neurologist, with extensive experience spanning early translational development, regulatory affairs and clinical development through successful Phase 3 clinical trial execution. He brings a broad clinical perspective to Lineage, having treated more than 20,000 patients with neurodegenerative diseases in varied phenotypes, direct patient care which has contributed to a deep understanding of disease presentation, progression, and meaningful outcomes and we welcome his expertise and leadership in this new role.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $53.4 million as of March 31, 2026 is expected to support planned operations into Q2 2028.

First Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended March 31, 2026 were approximately $1.7 million, a net increase of $0.2 million as compared to $1.5 million for the same period in 2025. The increase was primarily driven by collaboration revenue recognized under our new research collaboration agreement with WDI.

Operating Expenses: Operating expenses are composed of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended March 31, 2026 were $9.3 million, an increase of $1.3 million as compared to $8.0 million for the same period in 2025.

R&D Expenses: R&D expenses for the three months ended March 31, 2026 were $4.2 million, an increase of $1.1 million as compared to $3.1 million for the same period in 2025. The net increase was primarily driven by $0.3 million for our OPC1 program, $0.2 million for our ReSonance program, and approximately $0.7 million for our preclinical and other undisclosed programs.

G&A Expenses: G&A expenses for the three months ended March 31, 2026 were approximately $5.1 million, an increase of $0.2 million as compared to $4.9 million for the same period in 2025. The net increase was primarily driven by personnel costs, partially offset by services provided by third parties.

Loss from Operations: Loss from operations for the three months ended March 31, 2026 was $7.6 million, an increase of $1.1 million as compared to $6.5 million for the same period in 2025.

Other Income/(Expenses): Other income/(expenses) for the three months ended March 31, 2026 reflected other income of $2.8 million, compared to other income of approximately $2.4 million for the same period in 2025. The net increase was primarily driven by exchange rate fluctuations related to Lineage’s international subsidiaries and no warrant-related financing transaction costs incurred as compared to the prior year’s quarter.

Net Loss Attributable to Lineage: The net loss attributable to Lineage for the three months ended March 31, 2026 was $4.8 million, or $0.02 per share (basic) and $0.03 per share (diluted), compared to a net loss of $4.1 million, or $0.02 per share (basic and diluted), for the same period in 2025.

Conference Call and Webcast

Interested parties may access today’s conference call by dialing (800) 715-9871 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call” (Conference ID: 9229676). A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through May 19, 2026, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 9229676.

About the AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) Platform

The AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) platform highlights the key attributes of Lineage’s in-house technology and describes a differentiation and production modality from which Lineage can manufacture millions of doses of an allogeneic, cell-based product derived from a single initial pluripotent cell line, conferring consistent, cost-effective, and scalable cell-based production and which can be applied across multiple programs. From our proprietary AlloSCOPE platform, we successfully completed a current Good Manufacturing Practice (“cGMP”) production run from a custom, two-tiered cell banking system, featuring a genetically-stable master cell bank (MCB) created from a single, well-characterized pluripotent cell line, which generated a working cell bank (WCB), which then provided the source material for two final cell-based product candidates. AlloSCOPE “5D” describes an application of AlloSCOPE with the goal of higher scale production with reduced manipulation.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), and associated development and manufacturing capabilities. From this proprietary AlloSCOPE platform, Lineage develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or substantially identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages, and in some instances may be designed to have additional beneficial properties. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iii) ReSonanceTM (ANP1), an auditory neuronal progenitor cell therapy in preclinical development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (iv) PNC1, a photoreceptor neural cell therapy research initiative being evaluated for development for the potential treatment of vision loss due to photoreceptor dysfunction or damage; (v) RND1, a novel hypoimmune induced pluripotent stem cell line being evaluated for development under a gene editing partnership; (vi) ILT1, a cell therapy manufacturing initiative focused on the issue of large-scale production of undifferentiated pluripotent cells, which if successful could be evaluated for the production of islet cells to support a potential treatment of Type 1 Diabetes; and (vii) COR1, a corneal endothelial disease cell therapy in preclinical development for the potential treatment of corneal endothelial disease. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. In some cases, forward-looking statements, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. Such forward-looking statements include, but are not limited to, statements relating to: that our prior success in completing a production run for two product candidates using our AlloSCOPE platform should enable the ability to produce millions of doses of a cost-effective, scalable and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs; Lineage’s plans to, and its ability to, apply its manufacturing capabilities to establish a production modality that, if successful, and if paired with an islet-cell differentiation protocol, could potentially address manufacturing scale considerations relevant to potential future islet cell therapy product candidates and potentially solve a major hurdle to commercialization of islet cell therapy product candidates through its ILT1 manufacturing initiative; the potential therapeutic benefits of OpRegen cell therapy in patients with GA secondary to age-related macular degeneration and the significance of the Phase 1/2a clinical study data reported to date, including the expectation that findings from the open-label, single-arm Phase 1/2a study may support continued

evaluation; Genentech’s plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study; the ongoing enrollment of the Phase 2a GAlette Study at clinical sites in the U.S. and Israel; the benefits of Lineage’s services agreement with Genentech and its impact on advancing the OpRegen cell therapy program; the plans and expectations with respect to OPC1, including the ongoing DOSED clinical study and enrollment of additional participants; Lineage’s plans to advance COR1 into preclinical testing, expectations regarding the development of its corneal endothelial cell therapy program, and the expectation that applicable indications for COR1 will include Fuchs Endothelial Corneal Dystrophy (FECD) and Bullous Keratopathy; the expected funding under the research collaboration agreement with WDI and the activities it is intended to support to advance the development of ReSonance (ANP1); the anticipated contributions of the Scientific Advisory Board to Lineage’s development strategy; the anticipated contributions of Priyantha Herath, M.D., Ph.D. in his role as Senior Vice President & Head of Clinical; Lineage’s expectation that its cash, cash equivalents and marketable securities are sufficient to support its planned operations into the second quarter of 2028; and Lineage’s plans to advance its pipeline of allogeneic cell therapy candidates in 2026 and beyond, including its long-term strategy of creating a leading pipeline of cell-based transplant programs based on its core technology and AlloSCOPE manufacturing platform. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that cash runway projections are based on current operating assumptions and are subject to change based on business conditions, development activities, and other factors outside Lineage’s control, and that Lineage may need to raise additional capital before that time; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that early, exploratory, or interim clinical findings may not be predictive of results in controlled or later-stage studies; that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; that Roche and Genentech may not successfully advance OpRegen cell therapy or be successful in completing further clinical trials for OpRegen cell therapy and/or obtaining regulatory approval for OpRegen cell therapy in any particular jurisdiction, and Genentech retains discretion over the advancement of OpRegen and Lineage cannot control Genentech's decisions; that competing alternative therapies may adversely impact the commercial potential of OpRegen cell therapy; that OPC1 clinical trials, including the DOSED study, may not be successful; that the DOSED study is evaluating device safety and utility and no safety or efficacy conclusions regarding OPC1 are available at this time; that Lineage’s resubmission of its CLIN2 clinical grant application to CIRM may not be approved, which could adversely impact funding for the ongoing DOSED study; that Lineage’s ILT1 development is in its early stages, and even if our AlloSCOPE 5D manufacturing initiative is successful in producing large scale production of undifferentiated pluripotent stem cells, that we may not be able to successfully or feasibly differentiate those cells into islet cells, and further, we may not successfully establish a production modality for large-scale islet cell production, and there is no assurance that undifferentiated pluripotent stem cell manufacturing milestones will translate to clinical or commercial development or result in a viable product candidate for the treatment of Type 1 Diabetes; that the ongoing Israeli regional conflict may materially and adversely impact clinical activities at Israel trial sites participating in the GAlette study and our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other subsequent reports, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,939	$40,791
Marketable securities	17,442	14,990
Accounts receivable	806	891
Prepaid expenses and other current assets	1,977	2,485
Total current assets	56,164	59,157

NONCURRENT ASSETS
Property and equipment, net	2,497	2,566
Operating lease right-of-use assets	2,127	2,131
Deposits and other long-term assets	573	558
Goodwill	10,672	10,672
Intangible assets, net	31,700	31,700
Deferred tax asset, net	5,800	5,800
TOTAL ASSETS	$109,533	$112,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,567	$7,181
Operating lease liabilities, current portion	833	816
Finance lease liabilities, current portion	32	37
Deferred revenues, current portion	1,716	3,333
Total current liabilities	8,148	11,367

LONG-TERM LIABILITIES
Deferred tax liability, net	22	22
Deferred revenues, net of current portion	12,999	12,377
Operating lease liabilities, net of current portion	1,507	1,534
Finance lease liabilities, net of current portion	22	32
Warrant liabilities	34,140	43,906
TOTAL LIABILITIES	56,838	69,238

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common shares, no par value, 450,000 shares authorized as of March 31, 2026 and December 31, 2025; 249,298 and 243,122 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	529,656	515,467
Accumulated other comprehensive loss	(3,971)	(3,920)
Accumulated deficit	(471,810)	(466,998)
Lineage's shareholders’ equity	53,875	44,549
Noncontrolling deficit	(1,180)	(1,203)
Total shareholders’ equity	52,695	43,346
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$109,533	$112,584

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
REVENUES:
Collaboration revenues	$1,575	$1,270
Royalties, license and other revenues	150	232
Total revenues	1,725	1,502

OPERATING EXPENSES:
Cost of royalties	—	36
Research and development	4,234	3,114
General and administrative	5,084	4,857
Total operating expenses	9,318	8,007
Loss from operations	(7,593)	(6,505)

OTHER INCOME (EXPENSES):
Interest income, net	405	478
Gain (loss) on marketable equity securities, net	24	(5)
Change in fair value of warrant liability	2,324	2,305
Foreign currency transaction gain (loss), net	50	(231)
Other income (expense), net	1	(185)
Total other income (expenses)	2,804	2,362

NET LOSS	(4,789)	(4,143)

Net (income) loss attributable to noncontrolling interest	(23)	4

NET LOSS ATTRIBUTABLE TO LINEAGE	$(4,812)	$(4,139)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO LINEAGE:
Basic	$(0.02)	$(0.02)
Diluted	$(0.03)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES USED TO COMPUTE NET LOSS PER COMMON SHARE:
Basic	245,029	226,054
Diluted	261,175	226,054

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage	$(4,812)	$(4,139)
Net income (loss) attributable to noncontrolling interest	23	(4)
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	—	183
(Gain) loss on marketable equity securities, net	(24)	5
Accretion of income on marketable debt securities	(163)	(10)
Depreciation and amortization expense	188	164
Change in right-of-use assets and liabilities	(8)	(11)
Stock-based compensation	1,172	1,217
Change in fair value of warrant liability	(2,324)	(2,305)
Foreign currency remeasurement	(24)	282
Loss on disposal of assets	12	—
Changes in operating assets and liabilities:
Accounts receivable	154	424
Prepaid expenses and other current assets	434	692
Accounts payable and accrued liabilities	(1,711)	(105)
Deferred revenue	(995)	(1,279)
Net cash used in operating activities	(8,078)	(4,886)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable debt securities	(8,236)	—
Maturities of marketable debt securities	5,965	2,000
Purchase of equipment	(55)	(97)
Net cash (used in) provided by investing activities	(2,326)	1,903

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	227	—
Proceeds from exercise of warrants	5,388	—
Common shares received and retired for employee taxes paid	(40)	(15)
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	—	5,297
Payment of financed insurance premium	—	(224)
Payment of finance lease liabilities	(14)	(14)
Net cash provided by financing activities	5,561	5,044
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(73)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(4,848)	1,988

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	41,324	46,354
At end of the period	$36,476	$48,342